EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                                OF LOSS PER SHARE

                                                       THREE MONTHS                  THREE MONTHS
                                                          ENDED                         ENDED
                                                      MARCH 31, 2003                MARCH 31, 2002
                                                      --------------                --------------
Net loss                                               $    (58,000)                 $ (1,840,000)
                                                       =============                 =============


Loss Per Share - Basic
----------------------
Weighted average shares outstanding
    during the period                                      5,470,311                     5,470,311
                                                       =============                 =============

Loss per common share -
Basic                                                  $       (.01)                 $       (.34)
                                                       =============                 =============

Loss Per Share - Diluted
------------------------
Weighted average shares outstanding
    during the period                                      5,470,311                     5,470,311


Effect of stock options dilution                                   0                             0
                                                       -------------                 -------------

Total shares outstanding for purposes of
calculating diluted earnings                               5,470,311                     5,470,311
                                                       =============                 =============

Loss per common and common Equivalent share -
Diluted                                                $       (.01)                 $       (.34)
                                                       =============                 =============






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